                                                                   EXHIBIT 10.10


                    * * * * * * * * * * * * * * * * * * * *

                                     Lease


                             RIATA CORPORATE PARK



                    * * * * * * * * * * * * * * * * * * * *

                                    Between



                            PERVASIVE SOFTWARE INC.
                                   (Tenant)



                                      and



                           CARRAMERICA REALTY, L.P.
                           T/A RIATA CORPORATE PARK
                                  (Landlord)

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
1.  LEASE AGREEMENT........................................................................................  3
    A.       Lease of Premises.............................................................................  3
    B.       Determination of Rentable Square Feet.........................................................  3
    C.       Definitions...................................................................................  3
             (1)      Usable Area..........................................................................  3
             (2)      General Common Areas.................................................................  3
             (3)      Floor Common Areas...................................................................  3

2.  RENT...................................................................................................  3
    A.       Types of Rent.................................................................................  3
             (1)      Base Rent............................................................................  4
             (2)      Operating Cost Share Rent............................................................  4
             (3)      Additional Rent......................................................................  4
             (4)      Rent.................................................................................  4
    B.       Payment of Operating Cost Share Rent..........................................................  4
             (1)      Payment of Estimated Operating Cost Share Rent.......................................  4
             (2)      Correction of Operating Cost Share Rent..............................................  4
    C.       Definitions...................................................................................  5
             (1)      Included Operating Costs.............................................................  5
             (2)      Excluded Operating Costs.............................................................  6
             (3)      Taxes................................................................................  7
             (4)      Lease Year...........................................................................  7
             (5)      Fiscal Year..........................................................................  7
             (6)      Tenant's Proportionate Share.........................................................  7
             (7)      Controllable Operating Costs.........................................................  8
             (8)      Controllable Operating Cost Share Rent...............................................  8
             (9)      Non-Controllable Operating Cost Share Rent...........................................  8
    D.       Computation of Base Rent and Rent Adjustments.................................................  8
             (1)      Prorations...........................................................................  8
             (2)      Default Interest.....................................................................  8
             (3)      Rent Adjustments.....................................................................  8
             (4)      Miscellaneous........................................................................  8

3.  PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES............................  9
    A.       Condition of Premises.........................................................................  9
    B.       Tenant's Possession...........................................................................  9
    C.       Maintenance...................................................................................  9

4.  PROJECT SERVICES.......................................................................................  9
    A.       Heating and Air Conditioning..................................................................  9
    B.       Elevators.....................................................................................  9
    C.       Electricity...................................................................................  9
    D.       Water......................................................................................... 10
    E.       Janitorial Service............................................................................ 10
    F.       Parking....................................................................................... 10
    G.       Building Security and Safety.................................................................. 10
    H.       Interruption of Services...................................................................... 10

5.  ALTERATIONS AND REPAIRS................................................................................ 11
    A.       Landlord's Consent and Conditions............................................................. 11
    B.       Damage to Systems............................................................................. 12

    C.       No Liens...................................................................................... 12
    D.       Ownership of Improvements..................................................................... 12
    E.       Removal at Termination........................................................................ 12

6.  USE OF PREMISES........................................................................................ 12

7.  GOVERNMENTAL REQUIREMENTS AND BUILDING RULES........................................................... 13

8.  WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE........................................................... 13
    A.       Waiver of Claims.............................................................................. 13
    B.       Indemnification............................................................................... 13
    C.       Tenant's Insurance............................................................................ 13
    D.       Insurance Certificates........................................................................ 14
    E.       Landlord's Insurance.......................................................................... 14

9.  FIRE AND OTHER CASUALTY................................................................................ 15
    A.       Termination................................................................................... 15
    B.       Restoration................................................................................... 15

10. EMINENT DOMAIN......................................................................................... 15

11. RIGHTS RESERVED TO LANDLORD............................................................................ 15
    A.       Name.......................................................................................... 15
    B.       Signs......................................................................................... 15
    C.       Window Treatments............................................................................. 15
    D.       Keys.......................................................................................... 16
    E.       Access........................................................................................ 16
    F.       Preparation for Reoccupancy................................................................... 16
    G.       Heavy Articles................................................................................ 16
    H.       Show Premises................................................................................. 16
    I.       Relocation of Tenant.......................................................................... 16
    J.       Use of Lockbox................................................................................ 16
    K.       Repairs and Alterations....................................................................... 16
    L.       Landlord's Agents............................................................................. 17
    M.       Building Services............................................................................. 17
    N.       Other Actions................................................................................. 17

12. TENANT'S DEFAULT....................................................................................... 17
    A.       Rent Default.................................................................................. 17
    B.       Assignment/Sublease or Hazardous Substances Default........................................... 17
    C.       Other Performance Default..................................................................... 17
    D.       Credit Default................................................................................ 17

13. LANDLORD REMEDIES...................................................................................... 17
    A.       Termination of Lease or Possession............................................................ 17
    B.       Lease Termination Damages..................................................................... 18
    C.       Possession Termination Damages................................................................ 18
    D.       Remedies Cumulative........................................................................... 18
             (1)      Landlord............................................................................. 18
             (2)      Tenant............................................................................... 18
    E.       Waiver of Trial by Jury....................................................................... 18
    F.       Litigation Costs.............................................................................. 18

14. SURRENDER.............................................................................................. 19

15. HOLDOVER............................................................................................... 19

16. SUBORDINATION TO GROUND LEASES AND MORTGAGES........................................................... 19
    A.       Subordination................................................................................. 19
    B.       Termination of Ground Lease or Foreclosure of Mortgage........................................ 19
    C.       Security Deposit.............................................................................. 19
    D.       Notice and Right to Cure...................................................................... 19
    E.       Definitions................................................................................... 19

17. ASSIGNMENT AND SUBLEASE................................................................................ 20
    A.       In General.................................................................................... 20
    B.       Landlord's Consent............................................................................ 20
    C.       Procedure..................................................................................... 20
    D.       Related Entities.............................................................................. 20
    E.       [Intentionally Deleted]....................................................................... 21

18. CONVEYANCE BY LANDLORD................................................................................. 21

19. ESTOPPEL CERTIFICATE................................................................................... 21

20. SECURITY DEPOSIT....................................................................................... 21

21. FORCE MAJEURE.......................................................................................... 22

22. NOTICES................................................................................................ 22
    A.       Landlord...................................................................................... 22
    B.       Tenant........................................................................................ 22

23. QUIET POSSESSION....................................................................................... 23

24. REAL ESTATE BROKER..................................................................................... 23

25. MISCELLANEOUS.......................................................................................... 23
    A.       Successors and Assigns........................................................................ 23
    B.       Date Payments Are Due......................................................................... 23
    C.       Meaning of "Landlord", "Re-Entry, "including" and "Affiliate"................................. 23
    D.       Time of the Essence........................................................................... 23
    E.       No Option..................................................................................... 23
    F.       Severability.................................................................................. 23
    G.       Governing Law................................................................................. 23
    H.       Lease Modification............................................................................ 23
    I.       No Oral Modification.......................................................................... 23
    J.       Landlord's Default; Landlord's Right to Cure Tenant's Default................................. 23
    K.       Captions...................................................................................... 24
    L.       Authority..................................................................................... 24
    M.       Landlord's Enforcement of Remedies............................................................ 24
    N.       Entire Agreement.............................................................................. 24
    O.       Landlord's Title.............................................................................. 24
    P.       Light and Air Rights.......................................................................... 24
    Q.       Singular and Plural........................................................................... 24
    R.       No Recording by Tenant........................................................................ 24
    S.       Exclusivity................................................................................... 24
    T.       No Construction Against Drafting Party........................................................ 24
    U.       Survival...................................................................................... 24
    V.       Rent Not Based on Income...................................................................... 24

    W.       Building Manager and Service Providers........................................................ 24
    X.       Late Charge and Interest on Late Payments..................................................... 25
    Y.       Tenant's Financial Statements................................................................. 25
    Z.       Usury Savings................................................................................. 25
    AA.      Waiver of Warranties.......................................................................... 25

26. UNRELATED BUSINESS INCOME.............................................................................. 25

27. HAZARDOUS SUBSTANCES................................................................................... 25

28. EXCULPATION............................................................................................ 26

29. LANDLORD'S LIEN........................................................................................ 26

30. SATELLITE DISH......................................................................................... 26

APPENDIX A - LEGAL DESCRIPTION OF LAND
APPENDIX A-1 - INITIAL PROJECT SITE PLAN
APPENDIX B - RULES AND REGULATIONS
APPENDIX C - TENANT IMPROVEMENT AGREEMENT
APPENDIX C-1 - SHELL CONDITION
APPENDIX C-2 - BASE BUILDING PROFILE
APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT
APPENDIX E - COMMENCEMENT DATE CONFIRMATION
APPENDIX F - SPECIAL PROVISIONS
APPENDIX G - FORM OF LETTER OF CREDIT

                                INDEX OF TERMS
                                --------------

                                                                        Page No.
                                                                        --------
Additional Rent................................................................4
Base Building Plans..........................................................C-1
Base Building Work...........................................................C-1
Base Rent...................................................................1, 4
Building.......................................................................1
Business Hours.................................................................9
Cap Amount.....................................................................8
Change Orders................................................................C-2
Commencement Date..............................................................1
Completion Date..............................................................C-2
Controllable Operating Cost Share Rent.........................................8
Controllable Operating Costs...................................................8
Dish..........................................................................26
Early Termination Date.......................................................F-3
Equitable Adjustment...........................................................5
First Expansion Space........................................................F-2
First Renewal Term...........................................................F-1
First Take Space.............................................................F-1
Fiscal Year....................................................................7
Floor Common Areas.............................................................3
Force Majeure.................................................................22
General Common Areas...........................................................3
Governmental Requirements.....................................................11
Hazardous Substances..........................................................25
Included Capital Items.........................................................5
Initial Improvement Plans....................................................C-1
Initial Improvements.........................................................C-1
Initial Space").  The........................................................F-1
Issuer.......................................................................G-3
Landlord.......................................................................1
Landlord's Architect...........................................................3
Landlord's Contribution......................................................C-2
Landlord's Real Estate Broker..................................................1
Landlord's RFR Notice........................................................F-3
Lease..........................................................................1
Lease Year.....................................................................7
Letter of Credit.........................................................21, G-3
Necessary Hazardous Substances................................................25
New Premises..................................................................16
Non-Controllable Operating Cost Share Rent.....................................8
Non-Controllable Operating Costs...............................................8
Old Premises..................................................................16
Operating Cost Report..........................................................4
Operating Cost Share Rent......................................................4
Operating Costs................................................................5
Premises.......................................................................1
Project........................................................................1
Renewal Term.................................................................F-1
Rent...........................................................................4
Rent Tax.......................................................................7
Rentable Square Feet...........................................................1

RFR Space....................................................................F-3
Schedule.......................................................................1
Second Expansion Space.......................................................F-2
Second Renewal Term..........................................................F-1
Second Take Space............................................................F-1
Security Deposit...........................................................1, 21
Stated Amount................................................................G-1
Stated Expiration Date.......................................................G-1
Taxe...........................................................................7
Tenant.........................................................................1
Tenant Delay.................................................................C-2
Tenant Improvements............................................................1
Tenant's Proportionate Share................................................1, 7
Tenant's Real Estate Broker....................................................1
Term...........................................................................1
Termination Date...............................................................1
Termination Fee..............................................................F-3
Termination Notice...........................................................F-3
Termination Option...........................................................F-3
Third Take Space.............................................................F-1
UCP..........................................................................G-2
Usable Area....................................................................3
Work..........................................................................11

                                     LEASE


        THIS LEASE (the "Lease") is made as of April 2, 1998, between CarrAmerica Realty, L.P., a Delaware limited partnership, t/a Riata Corporate Park (the "Landlord"), and the Tenant as named in the Schedule below. The term "Premises" means the "Building" (herein so called) known as "Riata Corporate Park Building 8," with a local address of 12365 Riata Trace Parkway, Building II, Austin, Texas. The Building is part of an office development (the "Project") known as "Riata Corporate Park," the extent and configuration of which shall be determined by Landlord from time to time. The Project is situated on the land legally described in Appendix A. The initial configuration of the Project, including the Premises, is outlined on the site plan attached hereto as Appendix A-1. Landlord shall obtain Tenant's prior written approval (not to be unreasonably withheld or delayed) to any reconfiguration of the Project which involves relocation or reconfiguration of the Building or which will have a materially negative effect on parking for or access to the Premises.

         The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                   SCHEDULE

1.       Tenant:  Pervasive Software Inc., a Delaware corporation

2.       Premises:  All of the 1st, 2nd and 3rd floors of Riata Corporate Park
         Building 8

3.       Rentable Square Feet:  Approximately 91,332

4. Tenant's Proportionate Share: 100% (Based upon a total of approximately 91,332 rentable square feet in the Building, subject to phasing of the Premises in the Building under paragraph 2 of Appendix F and subject to adjustment with respect to other Buildings in the Project into which Tenant expands pursuant to Appendix F. Notwithstanding the foregoing, at all times Tenant shall be responsible for 100% of the costs associated with Tenant's supplemental HVAC systems.)

5.       Security Deposit:  $175,000.00

6. Tenant's Real Estate Broker for this Lease: Michael A. Kennedy and Oxford Commercial, Inc. (Diana Barbour)

7. Landlord's Real Estate Broker for this Lease: Oxford Commercial, Inc. (Mark Greiner and Spencer Hayes)

8. Tenant Improvements: See the Tenant Improvement Agreement attached hereto as Appendix C

9. Commencement Date: October 1, 1998, or the Completion Date (as defined in Appendix C and as otherwise provided therein) if it is later. Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.

10. Termination Date/Term: Ten (10) years after the Commencement Date, or if the Commencement Date is not the first day of a month, then ten (10) years after the first day of the following month.

11.      Base Rent:

                  Period                     Annual Base Rent                     Monthly Base Rent Payment*
                  ------                     ----------------                     --------------------------
                  Months 1-36               $14.10 per rentable sq.ft.                     $107,315.10
                  Months 37-72              $16.05 per rentable sq.ft.                     $122,156.55
                  Months 73-120             $18.03 per rentable sq.ft.                     $137,226.33

         * The monthly Base Rent payment amount is based on total rentable square footage within the Premises as set forth in this Schedule. However, pursuant to the provisions of Section 2B of the Lease and Appendix F to the Lease, rentable square footage within the Premises may be greater or less than this figure from time to time under the Lease, in which event the monthly Base Rent payment may vary. The "Annual Base Rent" per square foot set forth above will not vary.

12. Initial estimated Operating Cost Share Rent: $7.00 per rentable square foot per year (subject to Sections 4.C and 4.E below), based on operation of the Building during Business Hours (defined below). Subject to the fluctuation in the total rentable square footage of the Premises described above, this rent figure equals $639,324.00 per year and $53,277.00 per month.

         1.  LEASE AGREEMENT.

         A. Lease of Premises. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

         B. Determination of Rentable Square Feet. Landlord and Tenant acknowledge and agree that the Rentable Square Footage as stated in the Schedule is an approximation and cannot be conclusively determined until after completion of construction of the Premises and the Building. Within sixty (60) days of the Completion Date, the Rentable Square Footage of the Premises shall be determined and certified in writing by RTG Partners, Inc. ("Landlord's Architect") using the modified "BOMA" standard, as described below. For purposes of this determination, Rentable Square Footage for the Premises shall be calculated by taking the sum of the following:

             (1) (i) Square footage of all Usable Area (as defined below) within the first (1st) floor of the Building, including Floor Common Areas (as defined below), plus (ii) an "add-on factor" to account for Tenant's share of General Common Areas (as defined below). The current estimate for the add-on factor for the 1st floor of the Building, so long as only Tenant occupies such floor is 4.4% times all Usable Area within the 1st floor.

             (2) (i) Square footage of all Usable Area within the second (2nd) floor of the Building, including Floor Common Areas, plus (ii) an "add-on factor" to account for Tenant's share of General Common Areas. The current estimate for the add-on-factor for the 2nd floor of the Building, so long as such floor is occupied only by Tenant, is 4.4% times all Usable Area within the 2nd floor.

             (3) (i) Square footage of all Usable Area within the third (3rd) floor of the Building, including Floor Common Areas, plus (ii) an "add-on factor" to account for Tenant's share of General Common Areas. The current estimate for the add-on factor for the 3rd floor of the Building, so long as such floor is occupied only by Tenant, is 4.4% times all Usable Area within the 3rd floor.

         C.  Definitions.

             (1) Usable Area. "Usable Area" is computed (i) with respect to multi-tenant floors, by measuring to the finished surface of the office side of the corridor and other permanent walls, to the center of partitions that separate the office from adjoining Usable Areas, and to the inside finished surface of the dominant portion of the permanent outer building walls, and (ii) with respect to single tenant floors, by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding major vertical penetrations of the floor. Deductions are not made for columns and projections necessary to the building.

             (2) General Common Areas. "General Common Areas" are defined as all areas intended for use by all building tenants (including building lobby, mailroom, elevator equipment rooms, shower facilities, security office and fire sprinkler rooms).

             (3) Floor Common Areas. "Floor Common Areas" are defined as all areas for use by tenants of a single floor only, and include restrooms, janitor's closets, mechanical, electrical, telephone rooms and building corridors, calculated by subtracting all Usable Area on a multi-tenant floor from the Usable Area for such floor as determined for occupancy by a single tenant.

         2.  RENT.

         A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

         CarrAmerica Realty, L.P.
         t/a Riata Corporate Park
         P.O. Box ________
         Atlanta, GA 30384-0566

or by wire transfer as follows:

         NationsBank, N.A. (South)
         ABA Number 061-000-052
         Account Number 3261312955
         Account Name:  CarrAmerica Realty, L.P. t/a Riata Corporate Park

or in such other manner as Landlord may notify Tenant:

             (1) Base Rent in monthly installments in advance, the first monthly installment payable on the Commencement Date (prorated if the Commencement Date is not the first day of a month) and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

             (2) Operating Cost Share Rent in an amount equal to the sum of Controllable Operating Cost Share Rent and Non-Controllable Operating Cost Share Rent. Operating Cost Share Rent shall be paid monthly in advance in an estimated amount. The method for billing and payment of Operating Cost Share Rent, and definitions of certain of the capitalized terms used herein, are set forth in Sections 2B, 2C and 2D below.

             (3) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent and Operating Cost Share Rent, but including any interest for late payment of any item of Rent.

             (4) Rent as used in this Lease means Base Rent, Operating Cost Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind except as expressly provided herein.

         B.  Payment of Operating Cost Share Rent.

             (1) Payment of Estimated Operating Cost Share Rent. Landlord shall estimate the Operating Costs of the Project (including Taxes, as defined below) by April 1 of each Fiscal Year, or as soon as reasonably possible thereafter but not later than May 31 of such Fiscal Year. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project, but no more than once per Fiscal Year. If Landlord fails to deliver its original estimate by May 31 of the Fiscal Year, Tenant may notify Landlord thereof in writing and, if Landlord has still not provided such estimate within thirty (30) days of such notice, Tenant shall not be required to pay any increase in Estimated Operating Cost Share Rent for such Fiscal Year from the previous Fiscal Year, provided that the foregoing shall have no effect on the application of Section 2(B)(2) below for such Fiscal Year.

             Within ten (10) days after receiving the original or revised estimate (in writing) from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Operating Costs, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

             (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a written report for the previous Fiscal Year (the "Operating Cost Report") by April 1 of each year, or as soon as reasonably possible thereafter but not later than May 31 of each Fiscal Year, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid, if applicable. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due or, if the excess is greater than $5,000.00, Landlord shall promptly refund such amount to Tenant. If Landlord fails to deliver the Operating Cost Report by May 31 of the Fiscal Year following the Fiscal Year to which such Operating Cost Report applies, Tenant may notify Landlord thereof in writing and, if Landlord has still not provided such Operating Cost Report within thirty (30) days of such notice, Tenant shall not be liable for any increase in Tenant's Operating Cost Share Rent for the preceding Fiscal Year above Tenant's Estimated Operating Cost Share Rent paid for such preceding Fiscal Year, provided that the foregoing shall have no effect on Tenant's obligation for Operating Cost Share Rent for the then-current or any subsequent Fiscal Year.

             (3) Tenant's Audit Rights. Landlord shall maintain books and records reflecting the Operating Costs in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the delivery of the Operating Cost Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. Unless Tenant sends to Landlord any written exception to either such report within said ninety
         (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on the Report in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord may select and cause another firm with at least five (5) years of experience in auditing the books and records of commercial office projects to issue, in consultation with Tenant's auditor, a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs overstated the amounts thereof by more than three percent (3%), in which event Landlord shall pay the cost of both such certification and Tenant's audit.

         C.  Definitions.

             (1) Included Operating Costs. "Operating Costs" means any expenses, costs and disbursements of any kind, paid or incurred by Landlord directly in connection with the management [including an annual management fee, which shall not exceed four and one-half percent (4 1/2%) of Rent (net of the management fee) for such year], maintenance, operation, insurance, repair, replacement and other related activities in connection with any part of the Building or the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include Taxes and the costs of any capital improvements which reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at eight percent (8%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term. With respect to Included Capital Items which reduce Operating Costs, the amortized costs thereof included in Operating Costs shall not exceed the total amount of actual savings.

             If the Building is not fully occupied during any portion of any Fiscal Year, Operating Costs shall be calculated to equal what would have been incurred by Landlord had the Building been fully occupied (an "Equitable Adjustment"). This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Building increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

             If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant which has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord is not incurring due to such tenant providing such service. If Tenant elects to perform any such service itself, at its cost, Operating Costs shall not include the cost of such service.

             (2)  Excluded Operating Costs.  Operating Costs shall not include:

                  (a) Costs of decorating, redecorating, special cleaning, or other services provided to specific tenants and not provided on a regular basis to tenants of the Project;

                  (b) Wages, salaries, fees and fringe benefits paid to executive personnel, marketing personnel, or officers or partners of Landlord above the title of a property manager directly responsible for the Project;

                  (c) Any charge for depreciation of the Building or equipment and any interest or other financing charge except for Included Capital Items, as described in Section 2C(1) above;

                  (d) Any charge for Landlord's income taxes, profit taxes, franchise taxes, or similar taxes on Landlord's business unless enacted in lieu of included taxes or an increase thereof;

                  (e) All costs relating to activities of the solicitation and execution of leases of space in the Project;

                  (f) All costs for which Tenant or any other tenant in the Building is being charged other than pursuant to the operating expense clause in such tenant's lease with Landlord;

                  (g) The cost of capital expenditures incurred in correcting defects in the construction of the Building or in the Building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this item;

                  (h) The cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building;

                  (i) Any increase in insurance premiums to the extent that such increase is caused or attributable to the use, occupancy, or act of another tenant other than office or related uses;

                  (j) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by tenants of the Building pursuant to lease clauses similar to this paragraph;

                  (k) The cost of any additions or capital improvements to the Building subsequent to the date of original construction other than amortization of Included Capital Items;

                  (l) The cost of any repairs, alterations, additions, changes, replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures, but only to the extent they upgrade or improve the Building as opposed to replace existing items which have worn out, and other than amortization of Included Capital Items;

                  (m) The cost of capital expenditures for any removal, treatment or abatement of asbestos or any other Hazardous Substance or gas in the Building;

                  (n) Any operating expense representing an amount paid to a related corporation, entity, or person which is not competitive with the amount which would be paid in the absence of such relationship;

                  (o) The cost of alterations of space in the Project for lease to other tenants; and

                  (p) Ground rent or similar payments by Landlord to a ground lessor of the Project.

             (3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, ad valorem taxes, assessments by any property owners association or under any deed or other restrictive covenants and any tax levied directly on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all reasonable third-party fees and other actual out-of-pocket costs and expenses paid by Landlord in reviewing and/or protesting any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

             For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest charged by the taxing authority) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

             Taxes shall not include any net income (except Rent Tax), profit, excise, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes. Taxes shall also not include any late charges or penalties incurred due to Landlord's late payment of Taxes, unless incurred as a result of Tenant's late payment of Operating Cost Share Rent.

             If, in their respective commercially-reasonable business judgment, Landlord and Tenant believe any property tax assessment in which Taxes will be based is excessively high and desire to protest such assessment with the appropriate taxing authority, then Landlord shall use reasonable efforts to carry out such protest.

             (4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

             (5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first Fiscal Year and the last Fiscal Year of the Term may be a partial calendar year.

             (6) Tenant's Proportionate Share. "Tenant's Proportionate Share" means a fraction, the numerator of which is the total Rentable Square Footage of the Premises, and the denominator of which is the total Rentable Square Footage of the Building and any other Project buildings into which Tenant has expanded.

             (7) Controllable Operating Costs. "Controllable Operating Costs" means all Operating Costs other than costs related to utilities, Taxes, insurance, weather, Tenant's operations in the Building after Business Hours and wear and tear on the Building due to such after-hours use (herein, collectively, "Non-Controllable Operating Costs").

             (8) Controllable Operating Cost Share Rent. "Controllable Operating Cost Share Rent" applicable to the first Fiscal Year shall be an amount equal to Tenant's Proportionate Share of Controllable Operating Costs during the first Fiscal Year. Controllable Operating Cost Share Rent applicable to the second Fiscal Year shall be the lesser of (i) Tenant's Proportionate Share of Controllable Operating Costs during the second Fiscal Year, or (ii) the sum of Tenant's Proportionate Share of Controllable Operating Costs for the first Fiscal Year, plus six percent (6%) (such sum is the "Cap Amount"). The Controllable Operating Cost Share Rent applicable to each Fiscal Year thereafter shall be the lesser of (i) Tenant's Proportionate Share of Controllable Operating Costs during the applicable Fiscal Year, or (ii) the sum of the Cap Amount for the immediately preceding Fiscal Year, plus six percent (6%). Assume, for example, Controllable Operating Cost Share Rent for the first Fiscal Year of $100.00. In the second Fiscal Year, Controllable Operating Cost Share Rent would be the lesser of (i) Tenant's Proportionate Share of Controllable Operating Costs for the second Fiscal Year, or (ii) $106.00 ($100.00 plus 6%, which would be the Cap Amount). In the third Fiscal Year, Controllable Operating Cost Share Rent would be the lesser of (i) Tenant's Proportionate Share of Controllable Operating Costs for the third Fiscal Year, or (ii) $112.36 ($106.00 plus 6%, which becomes the Cap Amount subject to a 6% increase for the following Fiscal Year).

             (9) Non-Controllable Operating Cost Share Rent. "Non-Controllable Operating Cost Share Rent" for each Fiscal Year of this Lease shall be an amount equal to Tenant's Proportionate Share of Non-Controllable Operating Costs.

         D.  Computation of Base Rent and Rent Adjustments.

             (1) Prorations. If this Lease begins on a day other than the first day of a month, Base Rent and Operating Cost Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent shall be prorated for the applicable Fiscal Year.

             (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of fourteen percent (14%) per annum or the highest rate allowed by law.

             (3) Rent Adjustments. Subject to Section 2B(2) above, if any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years. Operating Costs allocable to the Project as a whole (as opposed to a single building within the Project), including all maintenance, repair, replacement, insurance, Taxes and other Operating Costs associated with the parking and driveway areas, landscaping, project and directional signage and other common areas within the Project, shall be allocated among the completed buildings in the Project based upon the relative Rentable Square Feet within such buildings, and Operating Cost Share Rent shall include Tenant's Proportionate Share of such Operating Costs allocated to the Building.

             (4) Miscellaneous. So long as Tenant is in default of any obligation under this Lease beyond any applicable cure period, Tenant shall not be entitled to any refund of any amount from Landlord, provided that Landlord shall promptly refund such amount to Tenant upon Tenant's cure of such default. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent, either party shall pay the full amount due to the other within fifteen
         (15) days after Landlord's written notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent, without payment of interest.

         3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

         A. Condition of Premises. Except as expressly provided in this Lease and Appendix C hereto, Landlord is leasing the Premises to Tenant without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C.

         B. Tenant's Possession. Tenant's taking possession of any portion of the Premises and execution of the Commencement Date Confirmation shall be conclusive evidence that such portion of the Premises was in good order, repair and condition, subject only to "punch list" items. If Tenant takes possession of any part of the Premises prior to the Commencement Date for purposes of conducting business (and not merely preparing the Premises for Tenant's use and occupancy), all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule, prorated for any partial month.

         C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear and tear, and fire and other casualty excepted, and at the termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the actual, reasonable cost thereof.

         4. PROJECT SERVICES. Landlord shall furnish services as follows, at no additional cost to Tenant except as provided in this Lease:

         A. Heating and Air Conditioning. Landlord shall provide heating and air conditioning services during the normal business hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, excluding New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Business Hours"). Landlord shall furnish heating and air conditioning to provide a comfortable temperature for normal business operations in keeping with other Class "A" office buildings in the Austin Northwest suburban market, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system above that contemplated in the Initial Improvement Plans (as defined in Appendix C). If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon written demand as Additional Rent the cost of installation, operation and maintenance thereof.

         Upon Tenant's occupancy in a multi-tenant building in the Project, Landlord shall furnish heating and air conditioning after Business Hours for such building if Tenant provides Landlord reasonable prior notice, and pays Landlord all then-current, reasonable charges for such additional heating or air conditioning, consistent with charges therefor levied against other tenants in the building in question. Where Tenant occupies 100% of a Building, Landlord shall furnish heating and air conditioning after Business Hours if Tenant provides Landlord reasonable prior notice, and pays to Landlord an amount equal to $2.00 for each hour of such additional heating and air conditioning per Building floor, as compensation to Landlord for additional wear and tear on the heating and air conditioning equipment for such Building.

         B. Elevators. Except in case of an emergency, Landlord shall provide 24-hour passenger elevator service to Tenant, in common with Landlord and all other tenants, if any.

         C. Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and equipment, as specified in the Base Building Plans (as defined in Appendix C). Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord, not to be unreasonably withheld, delayed or conditioned. If, in connection with Tenant's occupancy of any multi-tenant building, any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by

Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs. Tenant shall have the right, at no expense to Landlord, to (i) contract directly with an electric service provider for service to the Building, provided Tenant occupies all of the Building and such service will not result in the placement of any material additional electrical facilities in the Premises, and (ii) sub-meter one or more portions of the Premises.

         D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord the actual cost of water furnished for any other purpose, as Additional Rent. Neither Landlord nor Tenant shall permit water to be wasted.

         E. Janitorial Service. Landlord shall furnish janitorial service as generally provided to other tenants in the Project; provided, however, upon sixty (60) days prior written notice to Landlord, Tenant may, at its option, contract directly for janitorial services for any portion of the Premises comprising an entire building (subject to Landlord's reasonable approval of such contract, including the reputable character of the service provider and its satisfaction of Landlord's bonding and insurance requirements and provided that such direct contract does not create any unrelated business taxable income to Landlord), at Tenant's sole cost and expense, in which event the cost of janitorial services shall not be included as part of Operating Costs hereunder.

         F. Parking. Landlord shall provide, without charge, parking areas for the Project, as designated by Landlord from time to time, for the nonexclusive use by Tenant and its employees and other invitees in common with Landlord and other tenants of Project and their respective employees and other invitees, which parking areas shall contain no fewer than four (4) parking spaces (including visitor parking spaces and any reserved parking spaces) for every one thousand 1,000 Rentable Square Feet contained within the Project. Landlord shall provide fifteen (15) parking spaces within such parking areas within close proximity to the Building, which shall be identified as reserved for Tenant's visitor parking. Landlord shall also provide a grade level parking area adjacent to the Building which shall be designated for loading and deliveries. Subject to the foregoing, Tenant shall have no right to exclusive parking with respect to any parking spaces within the Project, and Tenant shall not tow cars or otherwise enforce its parking rights against third parties. Tenant shall use its best efforts to not allow its employees or other invitees to park within any public streets adjacent to the Project. Landlord shall use reasonable efforts to enforce Tenant's parking rights against third parties, provided that Landlord shall have no liability to Tenant due to Tenant's inability to utilize parking spaces within the Project. Landlord shall have the right, but not the obligation, to impose reasonable rules and regulations as Landlord may deem necessary to regulate parking within the Project, including registration of license plate numbers for vehicles driven by Tenant's employees, issuance and monitoring of parking tags or permits and/or designation of exclusive parking spaces. Surface visitor parking shall be available at no charge to Tenant or Tenant's visitors. Parking areas within close proximity to the Building shall be constructed substantially as shown on the site plan attached as Appendix A-1.

         G. Building Security and Safety. Landlord shall install and maintain a card-key access control system for entry into the Building and for elevator operation during non-Business Hours for the use of Tenant. Landlord shall also install and maintain a fire sprinkler system for the Building in accordance with applicable governmental requirements. Further, Landlord shall provide 24-hour/7 days per week security patrol service for the Project common areas, with no warranty or liability respecting the effectiveness of such service. Tenant shall have the right to install its own security system in the Premises, and such security system equipment shall remain Tenant's property, to be removed by Tenant upon termination of the Lease in accordance with Section 5E below.

         H. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 causes a material portion of the Premises to be untenantable for a period of at least three (3) consecutive business days, monthly Rent shall be abated proportionately from the date of such interruption until such services are resumed.

         5.  ALTERATIONS AND REPAIRS.

         A. Landlord's Consent and Conditions. Tenant shall not make any structural or exterior improvements or alterations to the Premises or any alterations affecting the Building systems, nor any non-structural interior improvements or alterations not affecting the Building systems costing more than $10,000.00 (in either case, the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or unduly delayed or conditioned. Landlord will be deemed to be acting reasonably in withholding its consent for any Work to the exterior of the Premises or any Work which (a) impacts the base structural components or systems of the Building or
(b) impacts any other tenant's premises.

         Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant, not to exceed $500.00. Unless agreed otherwise, Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for (i) Tenant's trade fixtures, including, without limitation, Tenant's reception area equipment and desk, hanging file systems, secretarial and work stations or systems, supplemental HVAC units, security system, and any other system or item the removal of which will not materially impact the structural integrity of the Building and which other system (i.e., not specifically identified above) was not paid for by Landlord's Contribution (as defined in Appendix C), and (ii) items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Sections 5D and 5E. Tenant shall designate those items which it considers to be its trade fixtures in any request for Landlord's approval of alterations. Any alterations not designated as such in Tenant's request shall be deemed not to be trade fixtures. Except as expressly provided above, all Initial Improvements constructed under Appendix C shall become the property of Landlord upon installation, and shall be surrendered to Landlord with the Premises at the termination of this Lease or of Tenant's right to possession.

         The following requirements shall apply to all Work:

             (1) Prior to commencement, Tenant shall furnish to Landlord building permits and certificates of insurance reasonably satisfactory to Landlord, unless such Work is to be performed by Landlord.

             (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid unreasonable interference with other work to be performed or services to be rendered in the Project.

             (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

             (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

             (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

             (6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed seven and one-half percent (7.5%) of labor, material, and all other actual out-of-pocket costs of the Work, if Landlord's employees or contractors directly perform the Work and the total cost of such Work exceeds $10,000.00.

             (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens from all contractors and subcontractors, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

         B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord thereof in writing, and Landlord shall repair such damage promptly after receipt of such notice. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems reasonably necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so within ten (10) business days (or such longer period of time as is reasonably necessary so long as Tenant is diligently pursuing the completion of such repairs) after written demand by Landlord (or with no demand in the case of an emergency), Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default (beyond any applicable cure period), or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

         C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) business days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) business day period, provide Landlord adequate security for the lien or claim by bonding in accordance with the Texas Property Code, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other out-of-pocke expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

         D. Ownership of Improvements. Except as otherwise provided in Section 5A above, all Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below, such election to be made by Landlord at the time it gives its consent to the performance of such construction. Any items identified as "trade fixtures" on the Initial Improvement Plans as approved by Landlord shall remain the sole property of Tenant.

         E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession, Tenant shall remove from the Building its trade fixtures, furniture, moveable equipment and other personal property (including Tenant's security system), any improvements which Landlord elects shall be removed by Tenant pursuant to Section 5D, and any improvements made by Tenant to any portion of the Building or the Project other than the Premises. Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not remove such property within ten (10) business days after notice from Landlord to do so, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant s failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for removal, repair or disposition.

         6. USE OF PREMISES. Subject to Section 7 below, Tenant shall use the Premises only for general office and research and development purposes and, to the extent related thereto, sales, on-site training, telemarketing and support and general customer service. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Premises. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises other than as permitted under Section 27 below. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord or would violate any Governmental Requirement. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

         If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building (including common areas thereof) or the Premises under such laws.

         7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord and furnished to Tenant. The present rules and regulations are contained in Appendix B, and any changes thereto shall be provided to Tenant in writing. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way, unless Landlord is arbitrary in its enforcement of the rules. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Project. Landlord shall not enact any future rules or amendments thereto which would have an unreasonably adverse effect on any Project tenant, including Tenant. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects".

         8.  WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

         A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord, to the extent typically covered under policies of "All Risks" Property Insurance.

         To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents (without waiving Tenant's obligation to pay Rent) or damage to property sustained by Landlord as the result of any act or omission of Tenant, to the extent typically covered under policies of "All Risks" Property Insurance.

         B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, representatives, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use or occupancy of the Premises or from any other act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

         Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, representatives, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

         Both parties agree to immediately notify the other of any claim for which indemnity is provided hereunder.

         C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

             (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

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

             (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord and its employees and agents.

             (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                        Each Accident                          $500,000
                        Disease--Policy Limit                  $500,000
                        Disease--Each Employee                 $500,000

             Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its employees and agents.

         Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent, mortgagee and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have an A.M. Best rating of A VI or better.

         Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

             (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

             (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                        Each Accident                          $500,000
                        Disease--Policy Limit                  $500,000
                        Disease--Each Employee                 $500,000

             Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its employees and agents.

         Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

         D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) business days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

         E. Landlord's Insurance. Landlord shall maintain (i) "All-Risk" property insurance, including loss of rents, on the Building in an amount equal to the then-current replacement cost thereof, exclusive of excavation and foundation costs, and with Landlord's reasonable deductible, and (ii) Commercial General Liability insurance policies covering the common areas of the Building and the Project, each with such terms, coverages and conditions (except as provided above) as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

         9.  FIRE AND OTHER CASUALTY.

         A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed, using standard working methods, to restore the Building and the Premises to tenantability acceptable in Tenant's reasonable discretion, as measured by Tenant's ability to continue its operations and maintain parking for and access to the Premises in the same manner as before the casualty. If the time needed exceeds nine (9) months from the casualty, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

         B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds (without regard to any deductible, which shall be included in Operating Costs) and diligently restore the Building and the Premises subject to then-current Governmental Requirements within the time period certified to by Landlord's Architect. Tenant shall replace its damaged improvements, personal property and fixtures to the extent of its insurance coverage therefor, as required hereunder. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable.

         10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, Tenant is unable to access the Premises or Tenant no longer has adequate parking for its Premises, then either party may terminate this Lease effective as of the date of the taking by written notice to the other. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord. Tenant may pursue a separate award for its personal property, trade fixtures and moving expenses in connection with the taking, but only if such recovery does not reduce the award payable to Landlord. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein.

         11. RIGHTS RESERVED TO LANDLORD. Except as set forth below, Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

         A. Name. To change the name or street address of the Project, the street address of the Building or the suite number(s) of the Premises upon not less than thirty (30) days prior written notice to Tenant. In the event of any such change, Landlord shall reimburse Tenant for the reasonable and anticipated costs associated with reprinting business cards, letterhead or other printed items containing information to be changed.

         B. Signs. To install and maintain any signs within the Project and on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building. Notwithstanding the foregoing, Landlord agrees that Tenant shall have the right to install, at Tenant's expense (but which may be reimbursed out of Landlord's Contribution under Appendix C), its signage on the exterior of the Building and on a shared monument sign located within the Project common areas at the entrance to the Project off of U.S. Highway 183 (provided Landlord is able to obtain governmental approval for such sign), subject to (i) Landlord's signage and architectural guidelines applicable to the Project, as previously provided to Tenant, and (ii) Landlord's reasonable approval as to the size, location and design thereof pursuant to the Tenant Improvement Agreement. Tenant shall be solely responsible for and shall obtain all sign permits and other governmental approvals required for its signage.

         C. Window Treatments. To approve, at its reasonable discretion but without unreasonable delay, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

         D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises, subject to Tenant's reasonable security needs. Tenant shall not alter or add any lock or bolt without first informing Landlord and providing Landlord with keys or other means of access.

         E. Access. Subject to Tenant's reasonable security needs, and upon not less than 24 hours prior notice to Tenant (except in case of emergency), to have access to inspect the Premises during normal business hours, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease, without any unreasonable interference with Tenant's operations.

         F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

         G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

         H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant, does not materially interfere with Tenant's use of the Premises, and, in the case of a prospective tenant, any such visit occurs only during the last twelve (12) months of the Term.

         I. Relocation of Tenant. To relocate the Tenant, upon thirty days' prior written notice, from a separately demised portion of the Premises equal to or less than 5,000 Rentable Square Feet in size (the "Old Premises") to another area in the applicable building (the "New Premises"), provided that:

             (1) the size of the New Premises is at least equal to the size of the Old Premises and (i) in the event of a partial relocation, contiguous space within the Old Premises on any single floor must remain intact; and (ii) if the Rentable Square Feet within the New Premises is greater than the Old Premises, Base Rent and Tenant's Proportionate Share shall be increased proportionately, not to exceed a five percent (5%) increase;

             (2) Landlord pays all cost of moving the Tenant and improving the New Premises to the standard of the Old Premises. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment, designating new locations for furniture, equipment and new telephone and electrical outlets, and determining the color of paint in the New Premises.

         J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

         K. Repairs and Alterations. To make repairs or alterations to the Project or the Building and in doing so transport any required material through the Premises, to temporarily close entrances, doors, corridors, elevators and other facilities in the Project or the Building, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Project or the Building. Landlord may perform any such repairs or alterations during Business Hours, except that Tenant may require any work in the Premises to be done after Business Hours if such work would unreasonably interfere with Tenant's right to quiet enjoyment of the Premises. Landlord may do or permit any work on any nearby building, land, street, alley or way. Notwithstanding the foregoing, Landlord shall use all reasonable efforts to ensure that such repairs and alterations (i) do not result in any diminution in the quality and character of the services provided by Landlord under the Lease or the physical condition of the Premises or Project, Tenant having relied upon such quality and character as a material inducement to enter into the

Lease, and (ii) are performed in such a manner so as to prevent any unreasonable interference with Tenant's use of the Premises or Project and minimize any unreasonable inconvenience to Tenant and its customers and invitees.

         L. Landlord's Agents. If Tenant is in default under this Lease beyond any applicable cure period, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

         M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

         N. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project or the Building and which does not unreasonably disturb, interfere with or inconvenience Tenant.

         12. TENANT'S DEFAULT. Any of the following shall constitute a default by Tenant:

         A. Rent Default. Tenant fails to pay any Rent when due, and, in the case of the first and second such failure in any twelve (12) month period during the Term of the Lease, such failure continues for ten (10) days after written notice from Landlord;

         B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

         C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first three (3) such failures during any Fiscal Year of the Term of this Lease, this failure continues for ten (10) business days after written notice from Landlord, except that if Tenant begins to cure its failure within the ten (10) business day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) business day period shall be extended to such period as is reasonably necessary to complete the cure;

         D.  Credit Default.  One of the following credit defaults occurs:

             (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven (7) business days after entry;

             (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

             (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest, unless Tenant immediately bonds around such action.

         13. LANDLORD REMEDIES.

         A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

         B. Lease Termination Damages. If Landlord terminates the Lease due to an uncured Tenant default, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the fair market rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reasonable and customary reletting expenses and market concessions, both discounted to present value at the rate of eight percent (8%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court (and Landlord shall use reasonable efforts to do so), then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and any reasonable reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting, unless determined to the contrary in a final court judgment.

         C. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease due to an uncured Tenant default, and Landlord takes possession of the Premises itself, Landlord shall use all reasonable efforts to relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Project. Any proceeds from reletting the Premises shall first be applied to the reasonable out-of-pocket expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

         D.  Remedies Cumulative.

             (1) Landlord. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default uncured by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate under Section 2D(2) above until paid.

             (2) Tenant. All of Tenant's remedies under this Lease shall be in addition to all other remedies Tenant may have at law or in equity. Waiver by Tenant of any breach of any obligation by Landlord shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Tenant's acceptance of payment by Landlord shall not constitute a waiver of any breach by Landlord. Acceptance of payment by Tenant after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment.

         E. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN TRAVIS COUNTY, TEXAS, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

         F. Litigation Costs. The non-prevailing party shall pay the prevailing party's reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed.

         14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and tear and casualty damage excepted. If Landlord requires Tenant to remove any alterations as agreed specifically in advance by the parties or as otherwise required under this Lease, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

         15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent and Operating Cost Share Rent at one hundred fifty percent (150%) of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. If Tenant fails to surrender the Premises and Landlord has given Tenant at least thirty (30) days' prior written notice of Landlord's anticipated damages, Tenant shall also pay Landlord all of Landlord's actual direct and consequential damages (but not punitive damages) resulting from Tenant's holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession upon demand, or any other of Landlord's remedies.

         16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

         A. Subordination. Provided the conditions set forth below are satisfied, this Lease shall be subordinate to any present or future ground lease or mortgage respecting the Building or any other portion of the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, provided that such ground lessor or mortgagee agrees not to disturb Tenant's quiet possession of the Premises so long as Tenant is not in default under the Lease. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver to the requesting party any reasonable documents provided to establish the subordination of this Lease as aforesaid, provided such document includes Tenant's non-disturbance rights described in the immediately preceding sentence. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant.

         B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Building, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Building. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn, provided such document includes Tenant's non-disturbance rights described above.

         C. Security Deposit. Any ground lessor, mortgagee or purchaser of the Premises shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor, mortgagee or purchaser.

         D. Notice and Right to Cure. The Building is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. Any such ground lessor or mortgagee shall have the right to cure such default in the time periods provided to Landlord under this Lease.

         E. Definitions. As used in this Section 16, "mortgage" shall include "deed of trust" and "mortgagee" shall include "beneficiary" under such deed of trust, "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

         17. ASSIGNMENT AND SUBLEASE.

         A. In General. Tenant shall not, without the prior consent of Landlord in each case, which consent shall not be unreasonably withheld or unduly conditioned or delayed, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease,
(ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Unless otherwise consented to in writing by Landlord, Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's reasonable attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent (which, if requested, has not been reasonably withheld, delayed or conditioned) shall be void. Unless otherwise consented to in writing by Landlord, if Tenant shall assign this Lease or sublet at least one-third (_) of the then-current total Rentable Square Footage of the Premises (excluding any assignment or sublease under Section 17D below), any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

         B. Landlord's Consent. Landlord will not unreasonably withhold, delay or condition its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if
(i) Tenant is in default under this Lease beyond any applicable cure period,
(ii) the proposed assignee or sublessee is (a) a tenant in the Project or (b) an affiliate of such a tenant or (c) a party that Landlord has actually pursued and is actively negotiating with as a prospective tenant in the Project, (iii) the financial responsibility, nature of business (including, without limitation, a proposed use of the Premises as a telemarketing center or other parking-intensive use), and character of the proposed assignee or subtenant, as compared to typical tenants of a comparable size in office projects in the Austin suburban market, are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord, the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's reasonable standards for the Project or the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity (other than a research consortium funded by a government entity), or (vi) in the event of an assignment (and not a sublease), the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease.

         C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant and its partners in a case of a partnership, a copy of the terms of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form reasonably satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

         D. Related Entities. Notwithstanding any provision of this Section 17, if no default on the part of Tenant has occurred and is continuing, Tenant may assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's outstanding shares of capital stock or substantially all of Tenant's assets are transferred, or Tenant may sublet a portion of the Premises to an entity of which Tenant owns at least twenty-five percent (25%) of the outstanding capital stock thereof or other equity ownership interests therein, without first obtaining Landlord's written consent, if Tenant notifies Landlord at least ten (10) business days prior to the proposed transaction, providing information satisfactory to Landlord in order to determine the net worth both of the successor entity and of Tenant immediately prior to such assignment, and showing the net worth of the successor to be at least equal to the net worth of Tenant as of the date of this Lease.

         E.  [Intentionally Deleted].

         F. Recapture. Landlord may, by giving written notice to Tenant within fifteen (15) days after receipt of Tenant's notice of assignment or subletting of at least one-third (_) of the then-current total Rentable Square Footage of the Premises, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

         18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Building or this Lease and such transferee expressly assumes all of Landlord's obligations hereunder arising after the date of such transfer, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

         19. ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) days of receiving a request from Landlord (but no more than three (3) times in one Fiscal Year), execute, acknowledge in recordable form, and deliver to Landlord or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of Tenant, Landlord has committed no uncured defaults and Tenant has no offsets or claims. Tenant may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent estimate, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such certificate and statement within the time required shall be conclusive evidence against Tenant that this Lease, with any amendments identified by Landlord, is in full force and effect, that there are no uncured defaults by Landlord, that not more than one month's Rent has been paid in advance, that Tenant has not paid any security deposit, and that Tenant has no claims or offsets against Landlord. Within ten (10) days of receiving a request from Tenant, Landlord shall execute, acknowledge and deliver to Tenant an estoppel certificate in substantially the form set forth above.

         20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security (the "Security Deposit") for the performance of all of its obligations in the amount set forth on the Schedule. At Tenant's option, the form of such Security Deposit shall be either a cashier's check made payable to Landlord, or an unconditional and irrevocable letter of credit (the "Letter of Credit"). If in the form of a Letter of Credit, such Letter of Credit shall be
(i) in the form attached hereto as Appendix G, (ii) naming Landlord and its successors and assigns as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) drawable on an FDIC-insured financial institution reasonably satisfactory to Landlord, and (v) redeemable in the state of Texas. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) days before the stated expiration date of the current Letter of Credit, then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as the Security Deposit. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the Security Deposit is used, Tenant shall within five (5) business days after demand from Landlord restore the Security Deposit to its full amount. If in the form of a cash deposit, Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

         If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee, provided such transferee expressly assumed the obligation to return such Security Deposit in accordance with this Lease.

         21. FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure").

         22. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

         A.  Landlord.  To Landlord as follows:

             CarrAmerica Realty, L.P.
             t/a Riata Corporate Park
             8240 North MoPac, Suite 105
             Austin, Texas  78759
             Attn:  Market Officer

             with a copy to:

             CarrAmerica Realty Corporation
             1700 Pennsylvania Avenue, N.W.
             Washington, D.C. 20006
             Attn:  Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

         B.  Tenant.  To Tenant as follows:

             Pervasive Software, Inc.
             8834 Capital of Texas Highway North
             Suite 300
             Austin, Texas  78759
             Attn:  Vice President - Administration/CFO

             with a copy to:

             Jenkens & Gilchrist
             600 Congress Avenue
             Suite 2200
             Austin, Texas  78701
             Attn:  J. Bradley Greenblum, Esq.

or to such other person at such other address as Tenant may designate by notice to Landlord.

         Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

         23. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises without hindrance of any manner from Landlord or any mortgagee or any party claiming by or through the Landlord.

         24. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for Landlord's Real Estate Broker and Tenant's Real Estate Broker, as listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant and Landlord shall each indemnify and defend the other against any claims by any other broker or third party for any payment of any kind in connection with this Lease arising out of the activities of the indemnifying party.

         25. MISCELLANEOUS.

         A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

         B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base
Rent), Tenant shall pay to Landlord any amount owed hereunder for which Landlord renders a statement of account within ten business days of Tenant's receipt of Landlord's written statement specifying in detail the amount owed.

         C. Meaning of "Landlord", "Re-Entry, "including" and "Affiliate". The term "Landlord" means only the owner of the Building and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

         D. Time of the Essence. Time is of the essence of each provision of this Lease.

         E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

         F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

         G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

         H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

         I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

         J. Landlord's Default; Landlord's Right to Cure Tenant's Default. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Notwithstanding the foregoing, if Landlord's breach has a material adverse effect on Tenant's business operations within the Premises and Landlord has not cured such breach within thirty (30) days of Tenant's written notice to Landlord thereof, then Tenant shall have the right to notify Landlord in writing a second time as to such breach. If Landlord has not cured such breach within ten (10) days of such second notice, then Tenant shall have the right to cure such breach on its own and may deduct the reasonable cost thereof (plus interest at the rate specified in Section 2.D(2) above until repaid) from up to thirty percent (30%) of Tenant's next (and, if necessary, subsequent) payments of Base Rent, provided that the repair work performed in order to effect such cure must occur within a portion of the Premises located in a Project building in which Tenant does not share occupancy with any other tenant. Landlord may cure any Tenant default not timely cured by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

         K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

         L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

         M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

         N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

         O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

         P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with the Building or the Project. Landlord reserves to itself, all land within the Project, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

         Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

         R. No Recording by Tenant. Tenant shall not record in any public real estate records any memorandum or any portion of this Lease.

         S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

         T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

         U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

         V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

         W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

         X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within ten

(10) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

         Y. Tenant's Financial Statements. Within ten (10) business days after Landlord's specific written request therefor (but not more frequently than once per calendar quarter), Tenant shall deliver to Landlord the current audited annual and unaudited quarterly financial statements of Tenant, and annual audited financial statements of the two (2) years prior to the current year's financial statements, each annual statement with an opinion of a certified public accountant and including a balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles consistently applied.

         Z. Usury Savings. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

         AA. WAIVER OF WARRANTIES. TENANT HEREBY WAIVES THE BENEFIT OF ALL IMPLIED WARRANTIES WITH RESPECT TO THE PREMISES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR ANY COMMERCIAL OR OTHER PARTICULAR PURPOSE.

         26. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

         27. HAZARDOUS SUBSTANCES. Except as provided below, Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay all reasonable costs for such testing. Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from the contamination of the Project with Hazardous Substances as a result of or arising out of the use or occupancy of the Premises by Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease for a period of two (2) years thereafter. Tenant may use and store in the Premises janitorial supplies and other items as are necessary in the normal operation of Tenant's business in the Premises ("Necessary Hazardous Substances"), provided Tenant (i) uses and stores all Necessary Hazardous Substances in accordance with all applicable Governmental Requirements; (ii) indemnifies and holds Landlord harmless from any claims, costs or damages arising from the presence of any Necessary Hazardous Substances in the Building; and (iii) pays any increased insurance premiums arising from the presence of any Necessary Hazardous Substances in the Building. Landlord shall use its reasonable best efforts to prohibit other tenants and visitors in the Project from causing or permitting contamination of the Project with Hazardous Substances as aforesaid, provided Landlord shall not be liable to Tenant or any other party in the event such contamination occurs.

         28. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Building, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

         29. LANDLORD'S LIEN. LANDLORD SHALL HAVE AND TENANT HEREBY GRANTS TO LANDLORD A CONTINUING SECURITY INTEREST FOR ALL RENT AND OTHER SUMS OF MONEY BECOMING DUE HEREUNDER FROM TENANT, UPON ALL EQUIPMENT, FIXTURES, FURNITURE, AND OTHER PERSONAL PROPERTY OF TENANT SITUATED ON THE PREMISES (BUT NOT TENANT'S INTANGIBLE PROPERTY, INTELLECTUAL PROPERTY OR BOOKS AND RECORDS), WHICH IS LOCATED AT 12365 RIATA TRACE PARKWAY, BUILDING II, AUSTIN, TEXAS, AND SUCH PROPERTY SHALL NOT BE REMOVED THEREFROM WITHOUT THE CONSENT OF LANDLORD UNTIL ALL ARREARAGES IN RENT AS WELL AS ANY AND ALL OTHER SUMS OF MONEY THEN DUE TO LANDLORD HEREUNDER SHALL FIRST HAVE BEEN PAID AND DISCHARGED. PRODUCTS OF COLLATERAL ARE ALSO COVERED. IN THE EVENT OF A DEFAULT UNDER THIS LEASE, LANDLORD SHALL HAVE, IN ADDITION TO ANY OTHER REMEDIES PROVIDED HEREIN OR BY LAW, ALL RIGHTS AND REMEDIES UNDER THE UNIFORM COMMERCIAL CODE, INCLUDING WITHOUT LIMITATION THE RIGHT TO SELL THE PROPERTY DESCRIBED IN THIS PARAGRAPH AT PUBLIC OR PRIVATE SALE UPON FIVE (5) DAYS NOTICE TO TENANT. TENANT HEREBY AGREES TO EXECUTE SUCH OTHER INSTRUMENTS NECESSARY OR DESIRABLE IN LANDLORD'S DISCRETION TO PERFECT THE SECURITY INTEREST HEREBY CREATED. ANY STATUTORY LIEN FOR RENT IS NOT HEREBY WAIVED, THE EXPRESS CONTRACTUAL LIEN HEREIN GRANTED BEING IN ADDITION AND SUPPLEMENTARY THERETO. LANDLORD AND TENANT AGREE THAT THIS LEASE AND SECURITY AGREEMENT SERVES AS A FINANCING STATEMENT AND THAT A COPY OR PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS PORTION OF THIS LEASE MAY BE FILED OF RECORD BY LANDLORD AND HAVE THE SAME FORCE AND EFFECT AS THE ORIGINAL. THIS SECURITY AGREEMENT AND FINANCING STATEMENT ALSO COVERS FIXTURES LOCATED AT THE PREMISES, AND MAY BE FILED FOR RECORD IN THE REAL ESTATE RECORDS. TENANT WARRANTS THAT THE COLLATERAL SUBJECT TO THE SECURITY INTEREST GRANTED HEREIN IS NOT PURCHASED OR USED BY TENANT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. LANDLORD'S LIENS AS AFORESAID SHALL BE SUBORDINATE TO A SINGLE INSTITUTIONAL LENDER DESIGNATED BY TENANT AND ANY LENDER PROVIDING PURCHASE MONEY OR EQUIPMENT LEASING FINANCING TO TENANT.

         30. SATELLITE DISH. Tenant may at its sole cost install, maintain, and from time to time replace a satellite dish (a "Dish") on the roof of the Building, provided that Tenant shall obtain Landlord's prior reasonable approval of the proposed size, weight and location of the Dish and method for fastening the Dish to the roof, and that Tenant will at its sole cost comply with all Governmental Requirements and the conditions of any bond or warranty maintained by Landlord on the roof. Landlord may supervise any roof penetration. Tenant shall repair any damage to the Building caused by Tenant's installation, maintenance, replacement, use or removal of the Dish. The Dish shall remain the property of Tenant, and Tenant may remove the Dish at its cost at any time during the Term. Tenant shall remove the Dish at its cost upon expiration or termination of the Lease. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys' fees, incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, replacement, use or removal of the Dish.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                                            LANDLORD:

                                            CARRAMERICA REALTY, L.P., a Delaware
                                            limited partnership, t/a Riata
                                            Corporate Park

                                            By:  CarrAmerica Realty GP Holdings,
                                                 Inc., a Delaware corporation,
                                                 General Partner


                                                 By:    /s/ PHILIP L. HAWKINS
                                                        ------------------------
                                                 Name:  PHILIP L. HAWKINS
                                                        ------------------------
                                                 Title: MANAGING DIRECTOR
                                                        ------------------------


                                            TENANT:

                                            PERVASIVE SOFTWARE INC., a Delaware
                                            corporation



                                            By:    /s/ JOHN FARR
                                                   -----------------------------
                                            Name:  John Farr
                                                   -----------------------------
                                            Title: Director of Finance
                                                   -----------------------------

                                  APPENDIX A

                       LEGAL DESCRIPTION OF THE PROJECT


Lots 4, 5, 6, 7 and 9, Amended Plat, Riata Section Two, Block B, recorded in Book 98, Page 19, of the Plat Records of Travis County, Texas.

                                 APPENDIX A-1

                           SITE PLAN OF THE PROJECT




                                     [MAP]

                                  APPENDIX B

                             RULES AND REGULATIONS

         1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's reasonable judgment, appear unsightly from outside of the Building.

         2. The Building directory shall be available to Tenant solely to display names of Tenant's departments and department heads and their location in the Building, which display shall be as directed by Landlord.

         3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any tenant or used by any tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Building. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Building, provided that such parties may go upon the roof of the Building, subject to Landlord's prior reasonable approval and requirements, in order to install any equipment otherwise permitted under the Lease.

         4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

         5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

         6. Except as contemplated in the Initial Improvement Plans, Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus (other than a household-type refrigerator), or carry on any mechanical business without the prior written consent of Landlord, not to be unreasonably withheld, delayed or conditioned; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

         7. Other than as permitted under the Lease, Tenant shall not bring upon, use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied or approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

         8. Landlord shall have sole power to direct electricians as to where and how wires are to be introduced, provided that Tenant may direct the location of telephone wires after notifying Landlord in writing as to the location of such wires. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

         9. Subject to Tenant's reasonable security needs (but provided Landlord has a means of access to all portions of the Premises at all times), no additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

             In the event of the loss of keys so furnished, Tenant shall pay Landlord the actual costs therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for the actual cost of any keys in addition to the initial sets of keys furnished by Landlord for each lock, as required by Tenant.

         10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

         11. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in any elevator, except between such hours and in such elevator as shall be designated by Landlord, and with such padding or other precautions as may be required by Landlord and which has been approved with respect to other tenants in the Project, if applicable. Tenant shall not take or permit to be taken in or out of other entrances of the Building any item normally taken in or out through any trucking concourse or service doors.

         12. Tenant shall use all reasonable efforts to cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Building at the end of the day.

         13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Building as the address of its business.

         14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed in any multi-tenant building it occupies in the Project.

         15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

         16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

         17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

         18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building, except that blind persons may be accompanied by "seeing eye" dogs. Notwithstanding the foregoing, Tenant may, at its expense, install bicycle racks in Tenant's shipping and receiving room for use by Tenant's employees. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the Building or the Project.

         19. Tenant acknowledges that Building or Project security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Building or the Project.

         Accordingly:

             (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their reasonable discretion, require by written notice to Tenant that persons entering or leaving the Building or the Project identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

             (b) Tenant agrees that it and its employees will cooperate fully with Building and Project employees in the implementation of any and all security procedures.

             (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

         20. Tenant shall not do or permit the manufacture or sale of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

         21. Tenant shall not disturb the quiet enjoyment of any other tenant.

         22. Except as permitted under the Lease, Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

         23. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same, subject to the terms of the Lease.

         24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord (which, with respect to items located inside the windows of the Premises, shall not be unreasonably withheld, delayed or conditioned), and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

         25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose, except in the ordinary course of Tenant's business.

         26. Tenant shall not install or operate any phonograph, musical or sound- producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed. Notwithstanding the foregoing, Tenant's employees may operate ordinary household-type radios within offices in the Premises, and Tenant may operate ordinary household-type televisions in conference rooms in the Premises.

         27. Tenant shall promptly cause all rubbish and waste to be removed from the Premises.

         28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

         29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from any multi-tenant building within the Premises and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

         30. Tenant shall consult with Landlord regarding the loading capacity of any floors in the Premises or any public corridors or elevators in the Building, and Tenant shall be liable for any damage covered by any overloading unless Tenant obtained Landlord's prior authorization for same.

         31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord, except as approved in the Initial Improvement Plans, as necessary in the ordinary course of business or as commonly done in decorating or equipping office space (such as message and white boards), subject to Section 5A of the Lease.

         32. Except as otherwise provided herein, whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's reasonable discretion, and Landlord's satisfaction shall be determined in its reasonable judgment. In addition, Landlord shall enforce these Rules on a non-discriminatory basis.

         33. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

                                  APPENDIX C

                         TENANT IMPROVEMENT AGREEMENT

         1. INITIAL IMPROVEMENTS. Landlord has heretofore delivered to Tenant those certain plans for construction of the base building (the "Base Building Work") as prepared by Good, Fulton & Farrell Architects and dated November 20, 1997 (revised January 15, 1998) (the "Base Building Plans"). Tenant shall, within ten (10) days after the date of the Lease, either provide comments to such Base Building Plans or approve the same. Tenant shall be deemed to have approved such Base Building Plans if it does not provide comments on such Base Building Plans within the required time period. Tenant may only comment on the Base Building Plans to the extent they conflict with the specifications set forth in Appendix C-1 and Appendix C-2 attached hereto. If Tenant provides Landlord with comments to the initial draft of the Base Building Plans, Landlord shall provide revised Base Building Plans to Tenant incorporating Tenant's comments within one (1) week after receipt of Tenant's comments. Tenant shall within one (1) week after receipt then either provide comments to such revised Base Building Plans or approve such Base Building Plans. Tenant shall be deemed to have approved such revised Base Building Plans if Tenant does not provide comments on such Base Building Plans within the required time period. The process described above shall be repeated, if necessary, until the Base Building Plans have been finally approved by Tenant.

         Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Premises in accordance with plans and specifications mutually approved by Tenant and Landlord as set forth below and incorporating such mutually-approved Base Building Plans (the "Initial Improvement Plans"), which approvals shall not be unreasonably withheld, delayed or conditioned. The Initial Improvements above Base Building Work shall be performed at the Tenant's cost, subject to the Landlord's Contribution (hereinafter defined). Base Building Work shall include, without limitation, installation of fiber optics, cabling, a four (4) inch conduit linking Buildings 6, 7, 8 and 9 within the Project to accommodate Tenant's communications and data cabling, and shower facilities on the first (1st) floor of the Building, all as set forth in the Base Building Plans. Landlord and Tenant agree that the building shell plans for Building 7 and Building 9 will be generally consistent with the Base Building Plans.

         Tenant shall cause the Initial Improvement Plans to be prepared, at Tenant's cost, by a registered professional architect (currently contemplated to be RTG Partners, Inc.), and mechanical and electrical engineer(s). Such engineer(s) shall be reasonably approved in advance by the Landlord. Prior to close-of-business on May 1, 1998, Tenant shall furnish the initial draft of the Initial Improvement Plans to Landlord for Landlord's review and approval. Landlord shall within two (2) weeks after receipt either provide comments to such Initial Improvement Plans or approve the same. Landlord shall be deemed to have approved such Initial Improvement Plans if it does not provide comments on such Initial Improvement Plans within the required time period. If Landlord provides Tenant with comments to the initial draft of the Initial Improvement Plans, Tenant shall provide revised Initial Improvement Plans to Landlord incorporating Landlord's comments within one (1) week after receipt of Landlord's comments. Landlord shall within one (1) week after receipt then either provide comments to such revised Initial Improvement Plans or approve such Initial Improvement Plans. Landlord shall be deemed to have approved such revised Initial Improvement Plans if Landlord does not provide comments on such Initial Improvement Plans within the required time period. The process described above shall be repeated, if necessary, until the Initial Improvement Plans have been finally approved by Landlord. Tenant hereby agrees that the Initial Improvement Plans for the Initial Improvements shall comply with all applicable Governmental Requirements. Landlord's approval of any of the Initial Improvement Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements or the Initial Improvement Plans with applicable Governmental Requirements except with respect to Landlord's Base Building Work.

         Landlord, with consultation of Tenant, shall select a contractor to perform the construction of the Initial Improvements, provided that Tenant, at its option, may require Landlord to select Flynn Construction as the contractor. Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, except for minor "Punch List" items, on or before the Estimated Completion Date specified in this Appendix C, subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure.

         Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed, at Tenant's cost, for a fee of two percent (2%) of all direct "hard" costs related to the construction of the Initial Improvements and the Change Orders up to $20.00 per Rentable Square Foot of the Building, to be deducted from Landlord's Contribution. During the course of construction of the Initial Improvements, Landlord or its agent shall provide Tenant with monthly construction progress reports.

         2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of, or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. Within five (5) business days of Landlord's receipt thereof, Landlord shall either approve of the plans for Change Orders or advise Tenant of the revisions required, or else Landlord shall be deemed to have approved such plans. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, subject to Landlord's Contribution.

         3. LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount up to $2,238,305 ("Landlord's Contribution") toward the costs incurred for the Initial Improvements and Change Orders, including costs for engineering and architectural services and permitting and construction management fees. Landlord has no obligation to pay for costs of the Initial Improvements or Change Orders in excess of Landlord's Contribution. If the cost of the Initial Improvements and/or Change Orders exceeds the Landlord's Contribution, Tenant shall pay such overage to Landlord on a prorata basis as construction of the Initial Improvements and/or Change Orders progresses, within thirty (30) days after invoice. If Landlord's Contribution exceeds the total cost paid by Landlord toward the cost of the Initial Improvements and the Change Orders as of the Commencement Date, then, at Tenant's option, such excess shall be applied within sixty (60) days after the Completion Date as follows: (i) a maximum of Five and No/100 Dollars ($5.00) per Rentable Square Foot shall be applied as a credit against Tenant's actual moving expenses and actual costs for its signage, phone systems and cabling [provided that no more than Two and No/100 Dollars ($2.00) per Rentable Square Foot out of such excess may be applied as a credit against Tenant's actual moving expenses], and (ii) in the event any excess remains after application under clause (i) preceding, a maximum of One and No/100 Dollar ($1.00) per Rentable Square Foot shall be applied as a credit against Tenant's first required payment of Base Rent.

         The Landlord Contribution amount set forth above is based on a base contribution amount of $25.00 per Rentable Square Foot within the Premises, proportionately reduced to reflect the preset delayed Commencement Dates for certain portions of the Premises as set forth in Section 2 of Appendix F. In the event Tenant triggers an earlier Commencement Date for any portion of the Premises by occupying such portion earlier than the preset dates, the Landlord Contribution shall be increased proportionately and paid within thirty (30) days after such occupancy. In addition, in the event the Rentable Square Footage of the Premises is adjusted under Section 1C of this Lease, the Landlord Contribution shall be adjusted accordingly.

         4.  COMMENCEMENT DATE DELAY.

         A. The Commencement Date shall not occur until the earlier of the first Monday following the date Initial Improvements have been substantially completed (such date, the "Completion Date") or Tenant's occupancy and conducting of business in the Premises after the Completion Date, except to the extent that any delay in the Completion Date shall be directly caused by any one or more of the following (a "Tenant Delay"):

             (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

             (b)  Contractor's performance of any Change Orders; or

             (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

             (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

             (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than seven (7) days after receipt of such request for information from the Landlord; or

             (f) Tenant's delay in making payments to Landlord for costs of the Initial Improvements and/or Change Orders in excess of the Landlord's Contribution; or

             (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

If the Completion Date is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay, which certified date shall be the Completion Date for all purposes under this Lease. Tenant Delays shall not include any delays caused by Landlord's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein.

         B. If the Completion Date has not occurred by the "Estimated Completion Date", subject to Tenant Delay and Force Majeure, as Tenant's sole remedy (other than Tenant's termination right set forth below), Landlord shall pay to Tenant as liquidated damages (or Tenant may deduct as liquidated damages from its first and, if necessary, subsequent payments of Base Rent) one (1) day's rent (calculated at a daily rate based on a 30-day month) plus $2,000.00 for each day that the Completion Date is delayed beyond the Estimated Completion Date. Although Landlord and Tenant recognize that the damages which will be suffered by Tenant should Landlord fail to timely complete the Initial Improvements will be difficult to determine with precision, Landlord and Tenant nevertheless covenant and agree that the liquidated damages to which Tenant is entitled hereunder are a reasonable forecast of the damages which will be suffered by Tenant by reason of Landlord's delay. The "Estimated Completion Date" shall mean November 15, 1998, plus (i) the number of calendar days, if any, after January 31, 1998 until and including the date of this Lease, and (ii) the number of calendar days, if any, after March 1, 1998, until and including the date of final approval of the Initial Improvement Plans.

         C.  If the Completion Date has not occurred within one hundred twenty
(120) days after the "Estimated Completion Date", subject to Tenant Delay and Force Majeure delay, then Tenant, in addition to its rights under Section 4.B above but otherwise as its sole remedy, may terminate this Lease by written notice to Landlord, in which event the parties hereto shall have no liability or further obligation under this Lease, and Landlord shall immediately refund the Security Deposit to Tenant.

         D. In the event Tenant requires Landlord to use Flynn Construction as the contractor for construction of the Initial Improvements, the "Completion Date" as used in the preceding two paragraphs shall mean the date the Base Building Work has been substantially completed.

         5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter the Premises prior to the Commencement Date to prepare the Premises for Tenant's use and occupancy without incurring Rent obligations solely as a result of such entry. Any such permission shall constitute a license only, conditioned upon Tenant's:

         (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

         (b) obtaining in advance Landlord's approval (not to be unreasonably withheld, conditioned or delayed) of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

         (c) furnishing Landlord with such insurance as Landlord may reasonably require against liabilities which may arise out of such entry.

         Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date unless resulting from Landlord's gross negligence or willful misconduct. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease, including, without limitation, Section 3B of the Lease.

         6. MISCELLANEOUS. Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.

                                 APPENDIX C-1

                                SHELL CONDITION

Riata Corporate Park buildings shall have the following shell conditions in place and ready for Tenant's use:

 .        Electrical power ceiling distribution grid. Note: Landlord reserves the right to separately meter the Tenant's premises.

 .        Suspended acoustical tile grid stocked on floor.

 .        All HVAC central distribution ducts, mixing boxes, thermostat controls, perimeter flex duct, perimeter slot and grid diffusers, return air ceiling plenum work ("saddle" type diffusers to be a tenant improvement item).

 .        Separate telephone and data distribution rooms on each floor, with necessary power for communications equipment and plywood mounting boards.

 .        Potable water at the designated points of entry for entire building.

 .        All "core" functions including, but not limited to, restrooms, recessed
         (chilled water) drinking fountains, HVAC room(s), telephone and electrical rooms, finished elevator lobbies, exit signs at corridors, all fire and life safety equipment, etc.

 .        Sprinkler grid; dropped heads with chrome semi-recessed nozzles (1/220 square feet allocation).

 .        2'x 4' "second look" lay-in ceiling panels stocked on each lease space floor.

 .        2 tubed parabolic light features stocked on each lease space floor
         (1/80 square feet allocation).

 .        Blinds installed - in plastic bags.

 .        Exterior walls and Basic configuration of core walls and columns -
         drywall/tape & float (not painted).

 .        Shell building 2'x 4' "lay in" light fixtures are 2 tube T-8 electrical ballast fixtures at 80 square feet per fixture.

 .        Shell building design calls for 15 CFM per person.

 .        Shell electrical design provides 8.0 watts per square foot actually available for Tenant use after lighting and HVAC loads are accommodated.


                                     C-1-1

                                 APPENDIX C-2

                             BASE BUILDING PROFILE

Electric

 .        City of Austin - Single feed.

 .        277/480 volt, 3 phase, 4 wire, 60 hertz service.

 .        8 watts per square foot for Tenant's use for lighting and power.

 .        Service switchboard shall be configured to allow the addition of at least one additional switch for future connection.

Floor Loading and Structural Features

 .        Increased floor loading capacity in the center of the building allows for file rooms, etc.

HVAC

 .        Three 105 ton Variable Air Volume (VAV) air cooling roof-top units.

General Features

 .        Variable air volume offering approximately 20 separately controlled climate/comfort zones per floor.

 .        60 separate thermostats (1 per zone).

 .        Direct Digital Controls (DDC) energy management system allows morning warm up, morning cool down, night setback and optimum start and stop.

 .        After-hours operation by zone.

 .        Outside air intake to enhance indoor air quality.

 .        Low emissivity 1" insulated dual pane glazing for energy conservation.

Fiber Optic Capability

 .        Telephone service.

 .        Single feed - Time Warner.

Elevators

 .        Three (3) 3,000 lb. hydraulic passenger elevators rated at 150 feet per minute.

 .        Enhanced passenger cab finishes.

 .        Security card access for after-hours operation.

Security Features

 .        Card-key systems throughout for entry into building and elevators.


                                     C-2-1

 .        Elevators are designed with card-key interlock in order to provide for additional access control to the tenant floors.

 .        Card-key access control system can be expanded to permit access control to individual office suites as well as particular offices or departments within the premises.

 .        Two-way intercoms strategically located at the building entrances and elevator cabs provide for direct voice communication provided on a 24-hour a day, seven day per week basis.

 .        Metal halide site lighting providing an average of 1 foot candles.

Life Safety Systems - State of the Art

 .        Automatic fire sprinkler system.

 .        Fire alarm system including smoke detectors and sprinkler system flow switches.

 .        Stand-by battery pack powered lighting.

Construction Methods and Materials

 .        The fully sprinklered building conforms to "type II one hour"
         construction throughout.

 .        The building primarily consists of a precast concrete structure.

 .        Exterior walls are a combination of precast concrete with carefully designed finishes and patterns, green vision glass, and aluminum panels.

 .        Suns screens are provided to protect the non-recessed portions of the glass and to add subtle detail and shadow patterns to the building face.

 .        Additional details added to the top floor glazing through the use of vertical fin elements.

 .        Vision glass is green low "E" dual pane for noise control, insulating qualities and energy efficiency.

 .        Roof top equipment is screened by an extension of the building wall, which also emphasizes the sophisticated interlocking design of the project.

 .        Latest technology roofing and insulating materials ensure a low maintenance, energy efficient and weather tight roof.

 .        A monumental portal provides protection for the entry into the two-
         story lobby.

 .        An elegant steel and concrete stair provides direct access from the lobby to the second floor.

Lobby

 .        Two story "atrium" entry lobby.

 .        Grand stair to second floor with open balcony.

 .        Polished stone flooring.

 .        Matched wood veneers at elevator lobby walls.


                                     C-2-2

Plaza Area

 .        Shaded outdoor meeting areas with arbor shelters.

 .        Flowering native trees and shrubs.

 .        Textured walks and planter walls.

 .        Comfortable seating and picnic areas.

Other Points

 .        Satellite dishes can be accommodated on the roof of the Building in accordance with CarrAmerica guidelines and at Tenant's expense, as provided in Section 30 of the Lease.

 .        Tenant's need for backup diesel generator can be accommodated on pad at grade at rear of Building and at Tenant's expense.

 .        Separate mail and vending area on ground floor.


                                     C-2-3

                                  APPENDIX D

          MORTGAGES OR GROUND LEASES CURRENTLY AFFECTING THE PROJECT

                                     None.

                                  APPENDIX E

                        COMMENCEMENT DATE CONFIRMATION


Landlord:         CarrAmerica Realty, L.P., a Delaware limited partnership
                  t/a Riata Corporate Park

Tenant:           Pervasive Software Inc., a Delaware corporation

         This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of _________, 199__ (the "Lease") for certain premises known as Riata Corporate Park Building 8 (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

         1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is _____________, 199__, and the Termination Date of the Lease is _______________, _____.

         2. Acceptance of Premises. Tenant has inspected the Premises (or applicable portion thereof) and affirms that the Premises (or such portion(s) thereof known as Suite(s) _______) is acceptable in all respects in its current "as is" condition, subject to the "punch list"-type items shown on Exhibit A attached hereto.

         3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.


                                       TENANT:

                                       PERVASIVE SOFTWARE INC.,
                                       a Delaware corporation

                                       By:
                                                 -------------------------------
                                       Name:
                                                 -------------------------------
                                       Title:
                                                 -------------------------------


                                       LANDLORD:

                                       CARRAMERICA REALTY, L.P., a Delaware
                                       limited partnership

                                       By:       CarrAmerica Realty GP Holdings,
                                                 Inc., a Delaware corporation,
                                                 General Partner

                                                 By:
                                                           ---------------------
                                                 Name:
                                                           ---------------------
                                                 Title:
                                                           ---------------------

                                  APPENDIX F

                              SPECIAL PROVISIONS


         1. EXTENSION OPTION. Subject to Subsection 1C below, Tenant may at its option extend the Term of this Lease for the entire Premises for two (2) successive periods of five (5) years each. Each such period is called a "Renewal Term", and the first such five (5) year period is called the "First Renewal Term" and the second such five (5) year period is called the "Second Renewal Term". Each Renewal Term shall be upon the same terms contained in this Lease, excluding the provisions of Appendix C of this Lease and except for the payment of Base Rent during the Renewal Term; and any reference in the Lease to the "Term" of the Lease shall be deemed to include any Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options.

             A.   The Base Rent during a Renewal Term shall be the greater of
(i) the average Base Rent over the initial Term of the Lease, or (ii) the then prevailing market rate (including rent concessions typical for the relevant market as set forth below) for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space (including the extent of tenant improvements) in the Project and other first-class office buildings in the Austin Northwest and Far Northwest suburban markets, as reasonably determined by Landlord based upon independent market research reports.

             B. To exercise its option, Tenant must deliver an initial non-binding notice to Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the proposed commencement of the Renewal Term. Within forty-five (45) days of Landlord's receipt of Tenant's initial non-binding notice, Landlord shall calculate and inform Tenant of the Base Rent for the Premises during the Renewal Term. Such calculation shall be final and shall not be recalculated at the actual commencement of the Renewal Term. Tenant shall give Landlord final binding notice of its intent to exercise its option to extend within thirty (30) days after receiving Landlord's written calculation of Base Rent. If Tenant fails to give either its initial nonbinding notice or its final binding notice timely, Tenant will be deemed to have waived its option to extend. In the event Landlord fails to timely provide Tenant with its Base Rent calculation as aforesaid, Tenant may notify Landlord thereof. If Landlord fails to provide such calculation within thirty (30) days of such notice, Tenant may notify Landlord thereof a second time. If Landlord still does not provide such calculation within thirty (30) days of such second notice, then Base Rent for the Renewal Term shall be deemed to be the average Base Rent over the initial Term of the Lease.

             C. Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its final binding notice exercising an option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the final 12 months of the initial Term or First Renewal Term, as applicable, except for an assignment pursuant to Section 17D of the Lease or a sublease of less than one-third (_) of the then-current total Rentable Square Footage of the Premises.

             D. Tenant agrees to accept the Premises at the commencement of the Renewal Term in its then-present condition, "AS IS" and "WITH ALL FAULTS."

         2. HOLD/TAKE SPACE. Notwithstanding anything to the contrary in the Lease, the "Premises" as of the Commencement Date shall consist of 70,000 Rentable Square Feet in the Building (the "Initial Space"). Thereafter, additional portions of the Building shall be added to the "Premises" as follows:
10,000 Rentable Square Feet commencing six (6) months after the Commencement Date (the "First Take Space") or upon Tenant's occupancy of such space, whichever is sooner; an additional 8,000 Rentable Square Feet commencing twelve
(12) months after the Commencement Date or upon Tenant's occupancy of such space, whichever is sooner (the "Second Take Space"); and an additional 3,332 Rentable Square Feet commencing eighteen (18) months after the Commencement Date or upon Tenant's occupancy of such space, whichever is sooner (the "Third Take Space"). No later than June 1, 1998, Tenant shall notify Landlord in writing as to Tenant's desired location of the Initial Space, First Take Space, Second Take Space and Third Take Space in the Building. Landlord will then cause Landlord's Architect to delineate such spaces on the Initial Improvement Plans and to verify the square footage thereof.

         3.  EXPANSION OPTIONS.

             A. First Expansion Option. Tenant shall have the option of expanding the Premises to include a portion of Building 7 or Building 9 (the "First Expansion Space"), as determined by Landlord pursuant to the provisions below. Tenant may exercise this option by delivering written notice thereof to Landlord on or not greater than thirty (30) days before the last day of the second (2nd) Lease Year. Within thirty (30) days after Tenant's notice as aforesaid, Landlord shall notify Tenant of the location of the First Expansion Space (which shall be within either Building 7 or Building 9 in the Project), the size of the First Expansion Space (actual delivery of which shall be not greater than 25,000 contiguous rentable square feet nor less than 15,000 contiguous rentable square feet) and the date Landlord estimates it will deliver the First Expansion Space to Tenant (which shall be not more than forty-eight
(48) months following the Commencement Date nor less than thirty-six (36) months following the Commencement Date). The Tenant Improvement Agreement set forth in Appendix C shall apply to the First Expansion Space, except that (i) the Initial Improvements shall be only those improvements to be performed within the First Expansion Space, (ii) "Commencement Date" shall be changed to "Expansion Commencement Date", and (iii) the amount of the Landlord's Contribution per Rentable Square Foot for the First Expansion Space shall be equal to (a) $25.00 x Y/120 x Z, where Y equals the number of calendar months between the Expansion Commencement Date and the end of the initial 10-year Term and Z equals the number of Rentable Square Feet within the First Expansion Space, less (b) the total amount of monetary concessions granted to prior third party tenant(s) of the First Expansion Space for tenant improvement allowances, moving expenses, signage and phone systems and cabling. Except as expressly modified herein, all other terms of the Lease shall apply to the First Expansion Space to the same extent as if such space were originally included in the definition of the Premises.

             B. Second Expansion Option. Tenant shall have the option of expanding the Premises to include a portion of Building 7 or Building 9 (the "Second Expansion Space"), as determined by Landlord pursuant to the provisions below. Tenant may exercise this option by delivering written notice thereof to Landlord on or not greater than thirty (30) days before the last day of the fourth (4th) Lease Year. Within thirty (30) days after Tenant's notice as aforesaid, Landlord shall notify Tenant of the location of the Second Expansion Space (which shall be within either Building 7 or Building 9 in the Project, in Landlord's sole discretion, provided that Landlord will consider Tenant's preference that such space be located adjacent to the First Expansion Space or at least in the same building as the First Expansion Space, without any obligation on Landlord to do so), the size of the Second Expansion Space (which shall be not greater than 20,000 contiguous rentable square feet nor less than 10,000 contiguous rentable square feet) and the date Landlord estimates it will deliver the Second Expansion Space to Tenant (delivery of which shall be not more than seventy-two (72) months following the Commencement Date nor less than sixty (60) months following the Commencement Date). The Tenant Improvement Agreement set forth in Appendix C shall apply to the Second Expansion Space, except that (i) the Initial Improvements shall be only those improvements to be performed within the Second Expansion Space, (ii) "Commencement Date" shall be changed to "Expansion Commencement Date", and (iii) the amount of the Landlord's Contribution per Rentable Square Foot for the Second Expansion Space shall be equal to (a) $25.00 x Y/120 x Z, where Y equals the number of calendar months between the Expansion Commencement Date and the end of the initial 10-year Term and Z equal the number of Rentable Square Feet within the Second Expansion Space, less (b) the total amount of monetary concessions granted to prior third party tenant(s) of the Second Expansion Space for tenant improvement allowances, moving expenses, signage, phone systems and cabling and lease termination fees. Except as expressly modified herein, all other terms of the Lease shall apply to the Second Expansion Space to the same extent as if such space were originally included in the definition of the Premises.

             C. Lease Amendment to Reflect Expansion. Promptly after Tenant's exercise of its expansion options under Subsection 3A and/or Subsection 3B of this Appendix F, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms changed by the addition of the First Expansion Space or Second Expansion Space, as applicable. The amendment shall also specify any additional electrical equipment to be used in the Expansion Space, the consumption costs, if applicable, for which Tenant will owe pursuant to Section 4C of the Lease. Within fifteen (15) days thereafter, Tenant and Landlord shall execute the amendment with any changes that may be mutually agreed upon.

         4. RIGHT OF FIRST REFUSAL. Subject to Subsection 4B below, Landlord hereby grants to Tenant for the term of the Lease (as same may be extended) a right of first refusal for the balance of the building in which the First Expansion Space is (or will be) located (the "RFR Space"), to be exercised in accordance with Subsection A below. For purposes of this Section 4 of Appendix F, the building in which the First Expansion Space is (or will be) located shall be as designated by Landlord pursuant to Subsection 3A above or, if such designation has not yet occurred, as otherwise designated by Landlord in writing to Tenant with or prior to the First Landlord's RFR Notice (defined below).

             A. In the event Landlord receives a bona fide offer from a third party to lease all or a portion of the RFR Space acceptable to Landlord, or Landlord makes a legitimate bona fide offer to a third party with respect to all or a portion of the RFR Space acceptable to such third party, Landlord shall so notify Tenant ("Landlord's RFR Notice"), identifying the available RFR Space and accompanied by a copy of such offer. Tenant shall notify Landlord within seven (7) business days of receipt of Landlord's RFR Notice whether it desires to lease the RFR Space on the terms set forth in the copy of the offer accompanying Landlord's RFR Notice. If Tenant does not notify Landlord within said 7-business day period that it will lease the RFR Space, Landlord shall be free to lease such space to such third party on the terms of the offer made by or to such party and Tenant shall have no further right of first refusal for such RFR Space unless and until, after either the term of any lease (or any renewal thereof) between Landlord and such third party expires or such third party affirmatively and finally rejects such space without entering into a lease therefor, Landlord again receives from or makes a mutually acceptable bona fide offer to a third party for the lease of such RFR Space. If Tenant exercises its right of first refusal with respect to the RFR Space, such space shall be added to the Premises for all purposes of this lease for the remaining Term of the Lease on (a) the terms specified in the copy of the offer accompanying Landlord's RFR Notice, and (b) the terms of this Lease to the extent that they do not conflict with the terms specified in the copy of the offer accompanying Landlord's RFR Notice. Tenant's refusal of a portion of RFR Space shall in no way affect Tenant's right of first refusal as set forth herein with respect to the balance of the RFR Space.

             B. Tenant's right of first refusal as set forth above is subject to the conditions that: (i) on the date that Tenant delivers its notice exercising its right of first refusal, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the period commencing with Tenant's delivery of its notice and ending on the date the RFR Space is added to the Premises, except for an assignment or sublease pursuant to Section 17D of the Lease or subleases of less than one-third (1/3) of the then-current total Rentable Square Footage of the Premises.

             C. Promptly after Tenant's exercise of its right of first refusal under this Paragraph 4, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms changed by the addition of the RFR Space. Within fifteen (15) days after Tenant's receipt of an accurate amendment from Landlord, Tenant shall execute and return the amendment.

         5. TERMINATION OPTION. Tenant may at its option terminate this Lease in its entirety (the "Termination Option") effective as of the last day of the seventh (7th) Lease Year (the "Early Termination Date") by delivering written notice of its intent to terminate this Lease (the "Termination Notice") to Landlord on or before the date twelve (12) months prior to the Early Termination Date accompanied by payment of one-half (1/2) of the Termination Fee (defined below). The other one-half (1/2) of the Termination Fee shall be paid by Tenant to Landlord on the earlier to occur of Tenant's vacation of the Premises or the Early Termination Date. If Tenant fails to timely deliver its Termination Notice and pay the initial one-half (1/2) of the Termination Fee, Tenant will be deemed to have waived such Termination Option. If (i) there are any uncured defaults by Tenant under this Lease as of the date Tenant delivers the Termination Notice or as of the Early Termination Date, or (ii) Tenant's exercise of its expansion and/or right of first refusal rights under this Appendix F or any other expansion of the Premises has resulted in the "Premises" under this Lease totalling more than 152,331 Rentable Square Feet in Buildings 6, 7, 8 and 9 as of the Early Termination Date, the Termination Option shall be void, and the Lease shall remain in effect. If Tenant properly exercises its Termination Option, this Lease shall terminate as of the Early Termination Date, with all remaining obligations of the parties thereupon extinguished in full. In the event the Premises consists of Building 8 only as of the Early Termination
Date, the "Termination Fee" shall equal $2,290,000.00. In the event the Premises has expanded beyond Building 8 as of the Early Termination Date, whether pursuant to this Appendix F or otherwise, then the Termination Fee as aforesaid shall increase by the following amounts: (a) the total aggregate amount of Landlord's Contribution for such expansion space, plus any other monetary concession granted to Tenant for such space under the terms of this Lease or otherwise (e.g., moving expenses, equipment allowances, rent credits, etc.), which would be unamortized as of the Early Termination Date, assuming that such total aggregate amount were to be fully amortized over the term of the Lease (as amended) applicable to the expansion space, using an interest rate of 10% per annum, plus (b) the difference between (i) the total amount of Base Rent which would have been due and payable by Tenant for such expansion space over the period from the term commencement date for such expansion space until the Early Termination Date, using the average Base Rent per square foot per year for such space from such expansion commencement date until the originally scheduled Termination Date of the Lease applicable to such expansion space, less (ii) the total amount of Base Rent actually paid by Tenant for such shorter period with respect to such expansion space, plus (c) the sum of the monthly installments of Base Rent and Operating Cost Share Rent which would have been payable in the first four (4) full calendar months following the Early Termination Date with respect to such expansion space. Any amendment to the Lease done in connection with expansion of the Premises shall contain a recalculation of the Termination Fee in accordance with the foregoing, provided that such recalculation shall be self-operative upon such expansion of the Premises, without regard to whether same is addressed in a Lease amendment.

                                  APPENDIX G

                           FORM OF LETTER OF CREDIT

                     [Letterhead of Financial Institution]


                         IRREVOCABLE LETTER OF CREDIT
                               No. _____________


                          _____________________, ____



CarrAmerica Realty, L.P.
t/a Riata Corporate Park,
as Landlord under the Lease
referred to below

8240 North MoPac, Suite 105
Austin, Texas  78759
Attn:  Market Officer


Gentlemen:

         1. We hereby establish, at the request and for the account of Pervasive Software Inc. (the "Tenant"), in your favor as Landlord ("Landlord"), or any successor or assign of Landlord, under that certain Lease between Landlord and Tenant, dated as of ____________________, 1998 (the "Lease"), and Landlord's successors and assigns, our Irrevocable Letter of Credit No. ______, in the amount of U.S. $175,000.00 (the "Stated Amount"), as more fully set forth hereinafter, effective immediately and expiring at the close of banking business at our [office address of Financial Institution] office on _____________________ (the "Stated Expiration Date").

         2. Funds under this Letter of Credit are available to you against your sight draft(s) drawn on us, stating on its face: "Drawn under [Name of Financial Institution] Irrevocable Letter of Credit No. ______" and accompanied by your written, completed and executed certificate in the form attached hereto as Schedule 1 with appropriate insertions. Such draft(s) and certificate(s) shall be dated the date of presentation, which shall be made at any time during our business hours on a Business Day (as hereinafter defined) at our main office located at _________________________, _______, Texas
(Attention: _________________), or at any other office of ours located in ________, Texas, that may be designated by us by written notice delivered to you. If we receive your draft(s) and certificate(s) at such office, we shall, by no later than 11:00 a.m., ________, Texas time, on the third Business Day following the date of such demand, make payment to you of the amount demanded. All payments hereunder shall be made in immediately available funds to the Landlord at the address set forth above in Austin, Texas. "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which national banks in the city in which is located the office of the Landlord or [Name of Financial Institution] are authorized or required by law to close.

         3. You may make multiple drawings hereunder; provided, however, that each drawing honored by us hereunder shall reduce the amount available under this Letter of Credit by the amount of such drawing. Drawings hereunder shall never exceed the Stated Amount.

         4. This Letter of Credit shall automatically terminate upon the earliest of (i) our honoring of the final drawing available to be made hereunder, (ii) the surrender to us by you of this Letter of Credit for cancellation, or (iii) the Stated Expiration Date hereof.

         5. Drawings on this Letter of Credit shall be delivered with the appropriate form of certificate attached hereto and all other communications with respect hereto shall be in writing and shall be addressed to us at the address set forth above, specifically referring to the number of this Letter of Credit and shall be deemed made when actually received by us.

         6. Except as expressly provided herein, this Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "UCP"). To the extent applicable, provisions of the UCP shall prevail; this Letter of Credit shall be governed by and construed in accordance with the laws of the United States of America and the State of Texas, including the Business and Commerce Code as in effect in the State of Texas on the date hereof.

         7. We hereby agree that drafts drawn and presented in conformance with the terms hereof shall be duly honored.

                                       Very truly yours,

                                       [Name of Financial Institution]


                                       By:
                                                 -------------------------------
                                       Name:
                                                 -------------------------------
                                       Title:
                                                 -------------------------------

                                                             Schedule 1
                                                             to Letter of Credit

                            CERTIFICATE FOR DRAWING


         Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to them in that certain Irrevocable Letter of Credit No. ______ (the "Letter of Credit") dated ____________, _____, issued by
_______________________________(the "Issuer") for the benefit of the undersigned (the "Landlord").

         The undersigned, a duly authorized officer of the Landlord, hereby certifies to the Issuer, with reference to the Letter of Credit, that:

             (1)  The Landlord is the Landlord under the Lease.

             [One of the following two provisions is to be selected depending upon Landlord's rationale for making a drawing under the Letter of Credit:]

             (2) The Landlord is making a drawing under the Letter of Credit with respect to a payment due under the Lease which has not been received by the Landlord after default and lapse of any applicable notice and cure period.

             (3) The amount which is due and payable under the Lease and which shall be due and payable under the Letter of Credit following the date of presentation of the sight draft accompanying this Certificate, is $___________________, and the amount of such sight draft does not exceed the current amount of the Letter of Credit.

                                     [or]

             (2) The term of the Lease has not expired and the Landlord is making a drawing under the Letter of Credit with respect to Tenant's failure to provide an identical renewal or replacement letter of credit at least thirty (30) days prior to the expiration of the Letter of Credit.

         IN WITNESS WHEREOF, the Landlord has executed and delivered this Certificate as of the ____ day of _______________________, 199_.


                                                                               ,
                                                 ------------------------------
                                                 as the Landlord


                                                 By:
                                                           ---------------------
                                                 Name:
                                                           ---------------------
                                                 Title:
                                                           ---------------------